Exhibit 16
                 PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
                           LIMITED MATURITY PORTFOLIO

                                    EXHIBIT
                             AGGREGATE TOTAL RETURN
                                  CALCULATION

                                    ERV - P

                             T  ----------------
                                       P
               Where P = hypothetical initial payment of $1,000.

                         ERV = ending redeemable value.

                          T = Aggregate total return.
________________________________________________________________________________

                        One Year ended October 31, 1995
                    ------------------------------------------
                      Class A       Class B        Class C
                    ------------------------------------------
              P   =    $1,000        $1,000         $1,000
              ERV =    $1,049        $1,046         $1,046
              T   =     4.92%         4.60%          4.60%



                    Five Years ended        Since inception to
                    October 31, 1995          October 31, 1995
                    -----------------       -------------------
                      Class A       Class B        Class C
                    ------------------------------------------
              P   =    $1,000        $1,000         $1,000
              ERV =    $1,228        $1,183         $1,054
              T   =    22.75%        18.34%          5.39%